As filed with the Securities and Exchange Commission on January 25, 2019
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EYENOVIA, INC.
(Exact name of registrant as specified in its charter)
Delaware	47-1178401
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
295 Madison Avenue, Suite 2400
New York, New York 10017
Telephone: (917) 289-1117
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Tsontcho Ianchulev
Chief Executive Officer
295 Madison Avenue, Suite 2400
New York, New York 10017
Telephone: (917) 289-1117
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Donald R. Reynolds S. Halle Vakani Lorna A. Knick Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 Telephone: (919) 781-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐
If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Common Stock, $0.0001 par value per share
Preferred Stock, $0.0001 par value per share
Debt Securities
Warrants
Units
Rights
Total	$75,000,000	100%	$75,000,000	$9,090

(1)
An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock, preferred stock, warrants, units and rights, and such indeterminate principal amount of debt securities as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by the registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this Registration Statement exceed $75,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
Pursuant to General Instruction II.D. of Form S-3, information as to each class of securities to be registered is not specified.

(3)
Estimated for the sole purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and exclusive of accrued interest and dividends, if any.

(4)
Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities registered hereunder.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated January 25, 2019
Prospectus
$75,000,000 of
Common Stock
Preferred Stock
Debt Securities
Warrants
Units and/or
Rights
We may offer and sell from time to time up to $75,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.
This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.
Our common stock is listed on the Nasdaq Capital Market under the symbol “EYEN”. The last reported sale price of our common stock on January 22, 2019 was $2.91 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.
As of January 22, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $20,441,193, which was calculated based on 7,024,465 shares of our outstanding common stock held by non-affiliates and on a price of  $2.91 per share, the last reported sale price for our common stock on January 22, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.
This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before you invest in our securities.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated            , 2019.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf registration process, we may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings, up to a total dollar amount of  $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information About Us” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.
Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Eyenovia” refer to Eyenovia, Inc.

INDUSTRY AND MARKET DATA
We obtained the industry, statistical and market data in this prospectus from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. In presenting this information, we have made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date in, the potential markets for our product candidates. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus, or incorporated by reference into this prospectus. It might not contain all the information that is important to you. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus or incorporated by reference into this prospectus, before making an investment decision to purchase shares of our securities.
Our Business
Overview
We are a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose therapeutics utilizing our patented piezo-print delivery technology, which we recently branded the Optejet™. Eyenovia aims to achieve clinical microdosing of next-generation formulations of well-established ophthalmic pharmaceutical agents using its high-precision targeted ocular delivery system, which has the potential to replace conventional eyedropper delivery and improve safety, tolerability, patient compliance and topical delivery success for ophthalmic eye treatments. In the clinic, Optejet has demonstrated up to a 75% reduction in ocular drug and preservative exposure, with successful topical delivery that generally exceeded the efficacy of traditional eyedrop administration. Using our proprietary delivery technology, Eyenovia is developing the next generation of smart ophthalmic therapies while targeting new indications for which there are currently no drug therapies approved by the U.S. Food and Drug Administration (the “FDA”). Eyenovia’s microdose therapeutics follow the FDA-designated pharmaceutical registration and regulatory process. Our products are not classified by the FDA as medical devices or drug-device combination products.
Eyenovia recently initiated Phase III trials for MicroStat. MicroStat is a fixed combination formulation of phenylephrine-tropicamide for mydriasis (pupil dilation), designed to be a novel approach for the estimated 80 million office-based comprehensive and diabetic eye exams performed every year in the United States. Additionally, we have received clear feedback from the FDA regarding the requirements for Phase III trials for our MicroPine and MicroProst programs. MicroPine is a first-in-class topical therapy for the treatment of progressive myopia, a back-of-the-eye ocular disease associated with pathologic axial elongation and sclero-retinal stretching affecting approximately 5 million people in the United States. MicroProst is a novel latanoprost formulation for lowering intraocular pressure (“IOP”) in patients with ocular hypertension (“OHT”), primary open angle glaucoma (“POAG”) and chronic angle closure glaucoma (“CACG”). MicroTears, our over-the-counter (“OTC”) product candidate for dry eye, will not require Phase III trials. We plan to proceed with registration activities for MicroTears this year.
We have completed three Phase II trials, with results from two published in peer-reviewed literature and a third in press publication. In two studies evaluating mydriatic agents, the Optejet consistently delivered precision dosing at the volume of the eye’s natural tear film capacity of 6 – 8 µL, which reduced ocular and systemic drug and preservative exposure, while demonstrating pupil dilation comparable to conventional eyedrops with fewer side effects. In the third study, we evaluated usability, patient tolerability and intraocular pressure lowering of microdosed latanoprost administered with the Optejet. In this study, eyes receiving microdosed latanoprost achieved IOP reduction consistent with published literature on eyedrops and administration of the medication was successful in a single attempt in more than 90% of cases. Based on the results from these clinical trials, we have advanced MicroStat into Phase III utilizing the 505(b)(2) pathway and plan to do the same with MicroPine and MicroProst. Where possible, we also intend to use this pathway for future clinical trials in new indications with significant unmet needs.
Our Solution
Ophthalmic drugs delivered as eyedrops can fail to provide the prescribed dose more than 50% of the time and, even when the prescribed dose is delivered to the ocular surface, eyedrops can overdose the ocular surface by more than 300%. The average tear volume of the eye is 6 – 8 µL, yet conventional eyedrops deliver fluid volume of approximately 30 – 50 µL. Even among bottles of the same size and shape, eyedrop sizes vary significantly depending on the angle of the bottle and the amount of ophthalmic solution remaining. The large drop size can result in overflow from the eye into the nasolacrimal canal, where the active drug product becomes available systemically. Ocular drugs that are absorbed by the nasolacrimal mucosa mimic intravenous injection delivery insofar as they are not susceptible to first-pass hepatic metabolism. Additionally, ocular medication in swallowed nasolacrimal secretions is theoretically available for absorption in the gastrointestinal tract. As such, only a small fraction of the applied medication is actually absorbed directly into the eye, while there remain multiple opportunities for unintended local and systemic exposure. Additionally, excess drug (and preservative in some instances) in the eye is more likely to cause ocular surface toxicity and tolerability issues and spillage to the periorbital skin can cause dermatological changes.
Instillation of eyedrops also stimulates lacrimation, and can increase tear turnover rate from 16% per minute to 30% per minute once eyedrops have been instilled, thereby diluting the drug product. If the eyedrop stings, the loss rate can be even higher. Approximately 80% of a medication instilled as an eyedrop is lost to drainage during the first 15 – 30 seconds after instillation.
The Optejet
The Optejet delivers doses of 6 – 8 µL, directly coating the corneal surface where 80% of intraocular drug penetration occurs. We believe that microdosing may reduce drug and toxic preservative exposure by more than 75%, thus reducing ocular irritation, and resulting in potentially gentler treatments without compromising the desired clinical effect. Our approach could also reduce waste associated with conventional macrodose drops — a problem that has been highlighted by recently introduced legislation in the U.S. Senate to address this specific concern.
We believe that we are one of the only companies with clinical stage technology for targeted microdosing of ophthalmic investigational therapies. The Optejet is based on piezo-print technology, which is also used for pixel-sharp high-precision inkjet printing. The technology is optimized for and applied in ophthalmic delivery to achieve microdosing that can be many times more precise than conventional eyedroppers. In addition, our smart, electronic system provides the capability to track when patients administer their medications and deliver this information to patients and physicians via Bluetooth connectivity. Thus, physicians can make decisions regarding therapeutic regimens with knowledge of patient compliance.
The FDA has provided written feedback that our clinical development activities will be treated as drug development programs, because only the drug comes into contact with the eye. Consequently, we do not anticipate needing separate FDA approval for the Optejet or being required to comply with FDA medical device regulations.
Microdose administration of topical ophthalmic drugs with the Optejet has been tested in preclinical models and clinical trials and shown to provide many advantages over administrations of eyedrops. Key advantages include:
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Dose reduction:   Our microdose delivery technology achieves precise volumetric control at the microliter level to deliver 6 – 8 µL, which is the physiologic capacity of the tear film. This compares favorably to the volume of an eyedrop (30 – 50 µL), which can result in overdosing, ocular toxicity and systemic leaching into the plasma.

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Targeted dose instillation:   The Optejet allows for targeted delivery to the ocular surface and cornea, avoiding the conjunctival cul-de-sac. The micro-jet spray created by the piezo-electric vibrations is columnated and focused to provide precise delivery to the corneal surface where the majority of ocular penetration occurs. Additionally, the Optejet is designed with an LED targeting mechanism to facilitate proper positioning and objective alignment, thus increasing the likelihood of successful dose delivery.

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Speed of delivery:   Our piezo-electric technology is similar to pixel-sharp precision ink jet printing. Unlike a simple aerosolized mechanism, our patented technology is designed with ejection control that creates a fast and targeted micro-jet delivery. Solution is delivered to the ocular surface in less than 80 milliseconds beating the typical eye’s 100-millisecond blink reflex.

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Smart electronics:   Our smart electronics and mobile e-health technology are designed to track when a patient administers treatment. This enables physicians to objectively monitor patient compliance. We believe this technology will improve compliance and chronic disease management by empowering patients and physicians with access to dynamic, real-time monitoring and compliance data for a more intelligent and personalized therapeutic paradigm.

Our Pipeline
The following summarizes our product pipeline and expected milestones:
Product Candidate	Indication	Next Expected Milestones
MicroStat	Mydriasis (Pupil Dilation)	Report Phase III Trial Results H1 2019
MicroPine	Pediatric Myopia Progression (Near Sightedness)	Initiate Phase III Trial H1 2019
MicroProst	Chronic Angle Closure Glaucoma	Initiate Phase III Trial H1 2019
MicroTears	Dry Eye	OTC Registration H1 2019
MicroStat
MicroStat is the potentially first-in-class fixed combination micro-formulation product candidate for mydriasis (eye dilation) intended to facilitate the estimated 80 million office-based comprehensive and diabetic eye exams performed every year in the United States. Our fixed combination product has been developed to help achieve efficient pupil dilation while reducing unintended effects of conventionally administered mydriatic agents. We believe the market exceeds $150 million annually in the United States alone.

Phase III Clinical Development Program
Our New Drug Application (“NDA”) has been accepted by the FDA and we initiated Phase III clinical trials of fixed-combination microdosed phenylephrine 2.5% and tropicamide 1% administered for mydriasis in November 2018.
The MicroStat program consists of two Phase III randomized, controlled, cross-over clinical studies evaluating pupil dilation with our fixed combination product in comparison with the individual drug components (phenylephrine 2.5% and tropicamide 1%, respectively), and with a placebo. The primary endpoint for each study is the mean change in pupil diameter at 35 minutes post-drug administration. If the primary objectives of our Phase III program are met, we plan to submit an NDA to the FDA for marketing approval in the United States. Outside of the United States, we have entered into a licensing partnership for MicroStat with one of our largest stockholders and a leading ophthalmology company in Japan, Senju Pharmaceuticals, Co. Ltd. (“Senju Pharmaceuticals”), for commercialization in Asia, including China, Japan and India.
MicroPine
A key therapeutic program for Eyenovia is our first-in-class topical treatment for progressive myopia, a back-of-the-eye disease. Progressive myopia is estimated to affect close to 5 million patients in the United States who suffer from uncontrolled axial elongation of the sclera leading to increasing levels of myopia and in some cases major pathologic changes such as retinal atrophy, macular staphylomas, retinal detachment and visual impairment.
Progressive Myopia with Retinal Atrophy Changes
Fundus photographs showing the progression of myopic maculopathy from (A) category 2 (diffuse atrophy) to (B) category 4 (macular atrophy) Ophthalmology 2018;-:1e11
Academic groups have demonstrated that high efficacy with low dose atropine reduces myopia progression 60 – 70%, with sustained effect through three years. A recent therapeutic evidence assessment and review by the American Academy of Ophthalmology, indicates Level 1 (highest) evidence of efficacy for the role of low dose atropine for progressive myopia (Ophthalmology 2017;124:1857-1866; Ophthalmology 2016; 123(2) 391:399). While atropine 1% ophthalmic solution is commercially available, we believe the significant side effects associated with its use in the pediatric population make its use undesirable for the treatment of progressive myopia.

Ophthalmology 2012;119:347–354
Phase III Clinical Development Program
MicroPine is Eyenovia’s clinical development program involving the formulation and the Optejet microdose administration of low-dose atropine for reduction of progressive myopia. Based on FDA feedback, we anticipate initiation of the single required Phase III trial enrolling children and adolescents who will use MicroPine therapy daily. The primary assessment of efficacy is based on reduction in myopia progression at three years, at which point the data will be analyzed and submitted in an NDA for FDA review, with a follow-up in the fourth year required to assess any rebound effects associated with a change in the medication regimen.
MicroProst
MicroProst is our proprietary latanoprost formulation product candidate, which we are developing as a first-line treatment for reduction of IOP in patients with OHT, POAG and CACG. Currently, there are no FDA-approved therapies for CACG, even though it accounts for an estimated 10% and 50% of all glaucoma diagnoses in the United States and China, respectively. We believe that the market for MicroProst exceeds $700 million annually in the United States alone.
Phase III Clinical Development Program
Subsequent to the completion of early phase clinical trials, we met with the FDA to discuss our Phase III plans for MicroProst. The FDA outlined the necessary clinical trials for approval and we are preparing to initiate a Phase III registration program for MicroProst relying on the 505(b)(2) pathway in the first half of 2019. If approved, we believe MicroProst could have the widest indication of commercially available IOP-lowering therapies, including the first FDA-approved treatment for CACG. Based on the results of our earlier study of Optejet-administered latanoprost (PG-21), we believe MicroProst will achieve similar clinical efficacy without the adverse effects seen with conventional drops, which overdose the eye with potentially harmful preservatives and active pharmaceutical ingredient.
We anticipate that the MicroProst clinical program will require a single Phase III randomized controlled clinical trial involving patients with OHT, POAG and/or CACG, with a three-month primary endpoint evaluating IOP reduction and follow-up through six months for safety. We plan to begin the clinical trial for MicroProst in the first half of 2019. We have entered into a licensing partnership for our MicroProst program with Senju Pharmaceuticals for Asia, including China where CACG accounts for up to 50% of all glaucoma.
MicroTears
MicroTears is a micro-droplet ocular surface tear replenishment product candidate for the estimated $2 billion-plus (200 million units) annual OTC artificial tear market. The Optejet can enable accurate delivery of MicroTears directly to the ocular surface, which we believe will enhance its effectiveness. The lower volume of MicroTears could also lower the incidents of droplet overflow. While no FDA studies are required for registration of a monograph formulation, we expect to conduct multiple Phase IV post-marketing studies to demonstrate the benefits of MicroTears. We plan to complete formulation and manufacturing scale-up activities for an expected market introduction in mid-to-late 2019.
Our Strategy
Our goal is to become a leading ophthalmic biopharmaceutical company focused on developing and commercializing a strong pipeline of first-in-class microdose therapeutics and a digital health platform for interactive patient care. The key elements of our strategy to achieve this goal are:
Establish a portfolio of first-in-class piezo-print micro-therapeutic products for front-of-the-eye treatments through the 505(b)(2) pathway with the FDA.   We are initially focused on integrating our next-generation technology with therapeutic compounds already well-established in the topical treatment of ophthalmic indications. We believe that the 505(b)(2) registration pathway, which reduces development risk compared to new molecular entity programs by working with known compounds with well-established safety and efficacy profiles, will be available for our initial development pipeline. We believe our pipeline of patented micro-therapeutic product candidates will be highly differentiated by our improved tolerability and enhanced compliance profile, and our late-stage development programs could lead to NDA submissions in novel indications where the products can have unique dosing and therapeutic profiles. We believe that this could lead to favorable pricing and reimbursement, and a reduced risk of generic substitution.
Improve clinical outcomes and patient experiences while providing an improved tolerability profile with our micro-therapeutics.   We believe the Optejet will allow for high-precision targeted microdosing for front-of-the-eye treatments, while eliminating ophthalmic over-dosing and reducing ocular exposure to toxic preservatives and pharmacologic ingredients compared to conventional eyedrop delivery mechanisms. Our clinical trials have demonstrated equivalent efficacy to eyedrops, improved side effect profile and enhanced patient experience with the Optejet as compared to conventional eyedrops.
Leverage our electronic, smartphone-enabled “e-health” technology to introduce and develop patient-specific compliance monitoring program.   The mobile e-health technology within the Optejet is designed to track when a patient administers treatments, allowing physicians to track patient compliance more accurately. We believe this may enhance patient compliance and improve compliance monitoring by empowering patients and physicians with access to dynamic, real-time monitoring and compliance data for a more intelligent, informed and personalized therapeutic paradigm.
Develop microdose treatments for other ophthalmic diseases independently or in collaboration with third parties.   The Optejet is also suitable for new molecular entities. Leveraging our existing platform technology, we plan to continue developing, either independently or through strategic relationships with third parties, other product candidates for front-of-the-eye diseases that can be administered using the Optejet. We have entered into an exclusive agreement with Senju Pharmaceuticals for the Asian development and commercial rights to our therapies and technology.
Develop solutions for ophthalmic conditions with high unmet needs and no approved therapy.   We plan to target chronic ophthalmic conditions with a high unmet medical need. By leveraging our piezo-print microdosing technology, we aim to reach conditions where there are no approved drug therapies. For example, our MicroPine program involves a proprietary formulation of low-dose atropine intended to slow myopia progression in the pediatric population. There are currently no commercially-available therapies in the United States to treat this indication.
Our Team
Our management team is a critical component to the execution of our overall strategy and business model and is led by our Chief Executive Officer and Chief Medical Officer, Dr. Tsontcho Ianchulev. Dr. Ianchulev has over 15 years of experience in public health, life-science and medical technology. He is a physician-executive and public health expert who has been at the core of developing medical products and technologies that have transformed the ophthalmic field and impacted medical care for thousands of patients each year. His intellectual property was a core asset to WaveTec’s (acquired by Alcon) technology for intraoperative aberrometry. He is currently a Professor of Ophthalmology at the New York Eye and Ear Infirmary and sits on the Boards of Kurobe Pharmaceuticals and The American Society of Cataract and Refractive Surgery Foundation. Dr. Ianchulev spent five years at Genentech, where he headed the ophthalmology research group and directed the development and FDA approval of Lucentis, a successful specialty biologic in the field of ophthalmology with more than $4 billion of annual sales in 2015. Most recently, he headed all clinical development of Transcend Medical’s (acquired by Alcon) micro-stent for glaucoma. We believe Dr. Ianchulev’s clinical experience, combined with development and commercial work in both biopharmaceuticals and medical devices make him well suited to lead Eyenovia. Dr. Ianchulev is a graduate of Harvard Medical School and has an MPH degree from the Harvard School of Public Health.
In addition to Dr. Ianchulev, the management team includes professionals with significant experience in translational science, drug evaluation, clinical development, regulatory affairs, finance, marketing and business development. Our management team is supported by our Board of Directors, which has extensive professional experience in strategic development, executive, operational and financial leadership in the pharmaceutical and healthcare industries, including several successful ophthalmology companies.
Corporate Information
We were organized as a corporation under the laws of the State of Florida on March 12, 2014 under the name “PGP Holdings V, Inc.” On May 5, 2014, we changed our name to Eyenovia, Inc. On October 6, 2014, we reincorporated in the State of Delaware by merging into Eyenovia, Inc., a Delaware corporation. Our principal executive office is located at 295 Madison Avenue, Suite 2400, New York, NY 10017, and our phone number is 917-289-1117. Our website is http://www.eyenoviabio.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, does not constitute part of this prospectus and should not be relied upon in connection with making any investment in our securities.
Offerings Under This Prospectus
We may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, with a total value of up to $75,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

Common Stock
Our Third Amended and Restated Certificate of Incorporation, as amended, or certificate of incorporation, authorizes the issuance of 90,000,000 shares of common stock, of which 11,782,682 shares were issued and outstanding as of January 22, 2019. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends declared by our Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.
In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Preferred Stock
Our certificate of incorporation authorizes the issuance of 6,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock are currently designated and outstanding. Our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.
If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in a certificate of amendment to our certificate of incorporation relating to that series. We will also incorporate by reference from reports that we file with the SEC, the form of any certificate of amendment that describes the terms of series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock.
Warrants
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities (described below) in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
In this prospectus, we have summarized certain general features of warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.
Debt Securities
We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Any convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.
With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.
Units
We may issue units consisting of some number and/or combination of shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; or rights for the purchase of common stock, preferred stock, debt securities or units, in one or more series. In this prospectus, we have summarized certain general features of units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.
Rights
We may offer rights to our existing stockholders to purchase additional shares of our common stock, shares of our preferred stock, debt securities or units. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock, shares of preferred stock, debt securities or units that may be purchased in connection with each right and the subscription price for the purchase of such common stock, preferred stock, debt securities or units. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or purchasers to purchase any shares of our common stock, preferred stock, debt securities or units not subscribed for in the rights offering by existing stockholders, which will be described in the applicable prospectus supplement.
In this prospectus, we have summarized certain general features of rights. We urge you, however, to read the applicable prospectus supplement related to the rights being offered and the rights agreement that contains the terms of the rights, and the rights certificate. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement containing the terms of the rights and rights certificate we are offering before the issuance of rights.
Listing
If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “EYEN”.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks set forth in any prospectus supplement and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains a number of forward-looking statements. Specifically, all statements other than statements of historical facts included in this prospectus, or incorporated by reference into this prospectus, regarding our financial position, business strategy, development timelines and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information currently available to management. When used in this prospectus and the documents incorporated by reference herein, the words “anticipate”, “believe”, “estimate”, “expect”, “may”, “will”, “continue” and “intend”, and words or phrases of similar import are intended to identify forward-looking statements. These statements are subject to risks, uncertainties and assumptions related to various factors.
You should understand that the following important factors, in addition to those discussed in our periodic reports filed with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:
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risks involved in clinical trials, including, but not limited to, the costs, initiation, timing, progress and results of such trials;

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our estimates regarding the potential market opportunity for our product candidates;

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our ability to develop and implement our commercialization, marketing and manufacturing capabilities and strategies;

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our expectations related to the use of proceeds from any offering;

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our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash on hand and proceeds from any offering;

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the potential advantages of our product candidates;

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the rate and degree of market acceptance and clinical utility of our products;

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our intellectual property position;

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our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

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our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

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our ability to attract and retain key personnel;

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the impact of government laws and regulations;

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our competitive position;

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developments relating to our competitors and our industry;

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our ability to maintain and establish collaborations or obtain additional funding;

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general or regional economic conditions;

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changes in U.S. GAAP; and

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changes in the legal, regulatory and legislative environments in the markets in which we operate, including impacts of U.S. government shut-downs on our ability to raise money and obtain regulatory approval for our products.

Although we believe that our expectations (including those on which our forward-looking statements are based) are reasonable, we cannot assure you that those expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in our forward-looking statements as anticipated, believed, estimated, expected or intended.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

USE OF PROCEEDS
We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including to cover expenses related to our clinical trials and development programs and our operating expenses. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of the net proceeds, we intend to invest the net proceeds generally in corporate savings accounts with top tier commercial banks, short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION
We may sell securities offered under this prospectus:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods for sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:
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the names of any underwriters, dealers or agents;

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the purchase price of the securities;

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the use of proceeds to us from the sale of the securities;

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any underwriting discounts, agency fees or other compensation payable to underwriters or agents;

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any discounts or concessions allowed or re-allowed or repaid to dealers; and

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the securities exchanges on which the securities will be listed, if any.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain, or otherwise affect the market price of the securities in accordance with applicable law.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, which includes sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.
If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.
Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the Nasdaq Capital Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the Nasdaq Capital Market, subject to notice of issuance.
Each issue of a new series of debt securities, preferred stock, warrants, units and rights will be a new issue of securities with no established trading market. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, warrants, units and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.
In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.
If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms”, acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.
Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

DESCRIPTION OF OUR CAPITAL STOCK
Common Stock
Our certificate of incorporation, authorizes the issuance of 90,000,000 shares of common stock, of which 11,782,682 shares were issued and outstanding as of January 22, 2019. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends declared by our Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.
In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is American Stock Transfer & Trust Company, LLC 6204 15th Avenue, Brooklyn, New York 11219 and its telephone number is 800-937-5449.
Options
As of January 22, 2019, options to purchase an aggregate of 1,924,432 shares of our common stock, with a weighted average exercise price of  $3.27 per share, were outstanding under our 2014 Equity Incentive Plan and 2018 Omnibus Stock Incentive Plan.
Preferred Stock
Our certificate of incorporation authorizes the issuance of 6,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock are currently designated and outstanding. Our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.
If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of amendment to our certificate of incorporation relating to that series. We will also incorporate by reference into the registration statement, of which this prospectus is a part, the form of any certificate of amendment that describes the terms of series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock.
It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, and delaying or preventing the completion of a merger, tender offer or other takeover attempt. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
All shares of preferred stock offered will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise or exchange of any other securities described in this prospectus.

Registration Rights
We are subject to an Investor’s Rights Agreement, as amended (the “Rights Agreement”), between us and the previous holders of our Series A preferred stock, Series A-2 preferred stock and Series B preferred stock, which shares were all converted to shares of our common stock immediately following the January 2018 initial public offering of our common stock (“IPO”). Under the Rights Agreement, beginning in July 2018, the holders of approximately 4,301,946 shares of our common stock are entitled to demand registration rights. At any time, the holders of more than specified amounts of these shares can, on not more than two occasions, request that we register all or a portion of their shares. We will not be required to effect a demand registration during the period beginning 60 days prior to our good faith estimate of the date of filing and 180 days following the effectiveness of a company-initiated registration statement relating to a public offering of our securities, such as our registration statement on Form S-1, filed with the SEC on December 12, 2018 and effective December 18, 2019.
In addition, in the event that we propose to register any of our securities under the Securities Act of 1933, as amended (“Securities Act”), either for our own account or for the account of other security holders, the holders of approximately 4,301,946 shares of our common stock are entitled to certain “piggyback” registration rights allowing such holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit plans, debt securities or corporate reorganizations, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. The holders of these rights have waived them with respect to this Registration Statement.
We will pay the registration expenses of the holders of the shares registered pursuant to the registrations described above.
The registration rights described above will expire upon the earlier of (i) January 2021, or (ii) with respect to any particular stockholder, the date on which such stockholder can sell all of its shares under Rule 144 of the Securities Act during any 90-day period.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions as follows and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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the redemption or call provisions, if any;

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whether the warrants are to be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash, or via net exercise, an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.
With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:
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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

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the maturity date;

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the principal amount due at maturity;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

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whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment or interest and the maximum length of any such deferral period;

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the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

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a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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any provisions for payment of additional amounts for taxes;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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the denominations in which we will issue the series of debt securities, if other than denominations of  $1,000 and any integral multiple thereof;

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events of default;

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whether we and/or the indenture trustee may change an indenture without the consent of any holders;

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the form of debt security and how it may be exchanged and transferred;

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description of the indenture trustee and paying agent, and the method of payments; and

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any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:
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does not limit the amount of debt securities that we may issue;

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allows us to issue debt securities in one or more series;

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does not require us to issue all of the debt securities of a series at the same time;

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allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

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provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•
the title and aggregate number of the rights;

•
the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•
if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•
the number or a formula for the determination of the number of the rights issued to each stockholder;

•
the extent to which the rights are transferable;

•
in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•
in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•
in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

•
the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•
if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•
the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•
the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•
the terms of any rights to redeem or call the rights;

•
information with respect to book-entry procedures, if any;

•
the terms of the securities issuable upon exercise of the rights;

•
if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•
if applicable, a discussion of material U.S. federal income tax considerations; and

•
any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.
Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as described in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

CERTAIN PROVISIONS OF DELAWARE LAW, OUR
CERTIFICATE OF INCORPORATION AND BYLAWS
Provisions of our Certificate of Incorporation on Choice of Forum
Unless we consent to the selection of an alternative forum, our certificate of incorporation provides that the Court of Chancery of the State of Delaware, or the Court of Chancery, will be, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or agent to the Company or our stockholders; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, or DGCL, or our certificate of incorporation or bylaws; any action to enforce or determine the validity of our certificate of incorporation or bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Since the choice of forum provisions are only applicable to “the fullest extent permitted by law”, as provided in our certificate of incorporation, the provisions do not designate the Court of Chancery as the exclusive forum for any derivative action or other claim for which the applicable statute creates exclusive jurisdiction in another forum. As such, the choice of forum provisions do not apply to any actions arising under the Securities Act or the Exchange Act.
We believe the choice of forum provisions in our certificate of incorporation may benefit us by providing increased consistency in the application of Delaware law, where permitted, by chancellors and judges particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, these provisions may have the effect of discouraging lawsuits against our directors and officers in other forums. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.
Provisions of our Certificate of Incorporation and Bylaws, and Delaware Law that May Have an Anti-Takeover Effect
Certain provisions set forth in our certificate of incorporation and bylaws and Delaware law could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management.
Certificate of Incorporation and Bylaws
In particular, our certificate of incorporation and bylaws, among other things:
•
provide that stockholders must provide advance notice to nominate persons for election to our Board of Directors or submit proposals for consideration at stockholder meetings;

•
specify that special meetings of our stockholders can be called only by the chairman of the Board of Directors, the President or such other persons designated by the Board of Directors; and

•
provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum, or by the sole remaining director.

Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:
•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder: (i) shares owned by persons who are directors and also officers; and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Certain provisions set forth in our certificate of incorporation and bylaws and Delaware law could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.
EXPERTS
The financial statements of Eyenovia, Inc. included in the Company’s Annual Report on Form 10-K as of and for the years ended December 31, 2017 and 2016 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus, which constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.eyenoviabio.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. Statements in this prospectus and any applicable accompanying prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.eyenoviabio.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering, except as to any portion of any future report or document that is not deemed filed under such provisions:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018;

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 14, 2018;

•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 13, 2018;

•
our Current Reports on Form 8-K filed with the SEC on January 29, March 12, March 26, June 14, November 13 (only as it pertains to Item 8.01), November 26, December 3, and December 21, 2018;

•
our preliminary proxy statement on Schedule 14A for our 2018 Annual Meeting of Stockholders, filed with the SEC on April 10, 2018;

•
our proxy statement on Schedule 14A for our 2018 Annual Meeting of Stockholders, filed with the SEC on April 30, 2018; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 24, 2018.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference, including exhibits to the document. You should direct any requests for documents to Eyenovia, Inc., 295 Madison Avenue, Suite 2400, New York, NY 10017, (917) 289-1117, Attention: Corporate Secretary.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
We estimate that expenses payable by us in connection with the issuance and distribution of the securities registered hereby will be as follows:
SEC registration fee		$9,090
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing expenses	$	*
Miscellaneous	$	*
Total	$	*

*
These expenses are not presently known and cannot be estimated. The applicable prospectus supplement will set forth the aggregate amount of expenses payable in respect of any offering of securities.

Item 15.   Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•
breach of a director’s duty of loyalty to the corporation or its stockholders;

•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payment of dividends, stock purchase or redemption of shares; or

•
transaction from which the director derives an improper personal benefit.

Our certificate of incorporation includes a provision providing for the limitation of liability to the maximum extent permitted under the DGCL. Expenses incurred by any officer or director in defending any proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking by or on behalf of such director or officer, to repay all amounts advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified by us.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Item 16.   Exhibits and Financial Statement Schedules.
(a) Exhibits.
Incorporated by Reference (Unless Otherwise Indicated)
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
1.1+	Form of Underwriting Agreement.	—	—	—	—
3.1	Third Amended and Restated Certificate of Incorporation	8-K	001-38365	3.1	January 29, 2018
3.2	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation	8-K	001-38365	3.1.1	June 14, 2018
3.3	Amended and Restated Bylaws of Eyenovia, Inc.	8-K	001-38365	3.1	March 12, 2018
4.1+	Form of Certificate of Amendment to Third Amended and Restated Certificate of Incorporation, as amended	—	—	—	—
4.2	Form of Indenture	—	—	—	Filed herewith
4.3+	Form of Note	—	—	—	—
4.4+	Form of Common Stock Warrant Agreement and Warrant Certificate	—	—	—	—
4.5+	Form of Preferred Stock Warrant Agreement and Warrant Certificate	—	—	—	—
4.6+	Form of Debt Securities Warrant Agreement and Warrant Certificate	—	—	—	—
4.7+	Form of Unit Agreement and Unit Certificate	—	—	—	—
4.8+	Form of Rights Agreement and Rights Certificate	—	—	—	—
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP	—	—	—	Filed herewith
23.1	Consent of Marcum LLP	—	—	—	Filed herewith
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)	—	—	—	Filed herewith
24.1	Power of Attorney (included on signature page)	—	—	—	Filed herewith
25.1++	Statement of Eligibility of Trustee	—	—	—	—

+
To be filed, if necessary, by amendment to the Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated by reference herein.

++
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(b) Financial statement schedules.
None.

Item 17.   Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 25, 2019.
EYENOVIA, INC.
By:
/s/ Tsontcho Ianchulev

Name: Tsontcho Ianchulev
Title:  Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tsontcho Ianchulev and John Gandolfo as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Tsontcho Ianchulev Tsontcho Ianchulev	Chief Executive Officer (principal executive officer) and Director	January 25, 2019
/s/ John Gandolfo John Gandolfo	Chief Financial Officer (principal financial and accounting officer)	January 25, 2019
/s/ Fredric N. Eshelman Fredric N. Eshelman	Chairman of the Board and Director	January 25, 2019
/s/ Curt H. LaBelle Curt H. LaBelle	Director	January 25, 2019
/s/ Kenneth B. Lee, Jr. Kenneth B. Lee, Jr.	Director	January 25, 2019
/s/ Ernest Mario Ernest Mario	Director	January 25, 2019
/s/ Charles E. Mather IV Charles E. Mather IV	Director	January 25, 2019
/s/ Anthony Y. Sun Anthony Y. Sun	Director	January 25, 2019
/s/ Shuhei Yoshida Shuhei Yoshida	Director	January 25, 2019